Exhibit 99.1

RESOLUTE ENERGY CORPORATION ANNOUNCES AGREEMENT TO SELL ANETH FIELD FOR UP TO $195 MILLION

INCLUDING $160 MILLION CASH PLUS UP TO $35 MILLION OF CONTINGENT CONSIDERATION

Denver, Colorado – September 14, 2017 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has entered into a definitive agreement to sell its subsidiary which holds interests in Aneth Field in the Paradox Basin of Southeastern Utah for total potential consideration of $195 million to an affiliate of Elk Petroleum Limited (ASX: ELK). Under the terms of the agreement, Resolute will receive cash consideration of $160 million at closing and additional cash consideration of up to $35 million if oil prices exceed certain levels in the next three years.

Rick Betz, Resolute’s Chief Executive Officer, said: “This sale is the final step in our previously announced strategy to transform Resolute into a pure-play Delaware Basin company.  Closing this transaction will significantly improve our cost structure, strengthen our balance sheet and position the Company to accelerate the development of our prolific Delaware Basin property and continue our strong growth profile.

“As previously disclosed, second quarter lease operating expense for the Permian Basin was $4.87 per Boe which will approximate our Company LOE after completion of the transaction. Proceeds from the transaction are expected to repay the outstanding balance under our revolving credit facility, which we currently estimate will be approximately $130 million to $135 million at September 30, and significantly reduce our year-end leverage ratio. The expected transition of Resolute’s Aneth-dedicated staff to Elk, an established Rocky Mountain EOR producer, will allow Resolute to reduce future cash general and administrative expenses by approximately $6 million (before changes in overhead reimbursements) and stock based compensation by approximately $3 million annually.”

Resolute’s current 2017 production guidance is 24,000 to 28,000 Boe per day. Assuming the closing of the divestiture occurs by November 1, the Company’s 2017 production will be reduced by approximately 1,000 Boe per day. As previously disclosed, actual July production was 23,600 Boe per day in the Permian Basin and 29,500 Boe per day for the Company as a whole.

Under the terms of the definitive agreement, the buyer will fund a performance deposit of $10 million creditable against the purchase price. Pursuant to the contingent consideration provisions of the agreement, the buyer will pay Resolute $40,000 for each day in the twelve months after closing that the WTI spot oil price exceeds $52.50 per barrel (up to $10 million), $50,000 for each day in the twelve months following the first anniversary of closing that the oil price exceeds $55.00 per barrel (up to $10 million) and $60,000 for each day in the twelve months following the second anniversary of closing that the oil price exceeds $60.00 per barrel (up to $15 million). The transaction, which is expected to close in late October, has an effective date of October 1, 2017, and is subject to customary covenants, closing conditions and purchase price adjustments.

Petrie Partners, LLC and Barclays Capital Inc. acted as financial advisors to Resolute on the Aneth Field sale transaction. Resolute was represented by Arnold & Porter Kaye Scholer LLP.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding the anticipated closing of the disposition of Aneth Field, potential proceeds and the anticipated use thereof, future lease operating and general and administrative expenses, future debt balance, 2017 average production and future development and production growth rates. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: commodity prices; the volatility of oil and gas prices including the price realized by Resolute for the oil and gas it sells; inaccuracy in reserve estimates and expected production rates; the discovery, estimation, development and replacement by Resolute of oil and gas reserves and the risks associated with the potential writedown of reserves; the future cash flow, liquidity and financial position of Resolute; Resolute’s level of indebtedness and our ability to fulfill our obligations under the senior notes, our credit facility, and any additional indebtedness that we may incur; potential borrowing base reductions under our revolving credit facility; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; the availability of additional capital and financing, including the capital needed to pursue our acquisition strategy and our drilling and development plans for our properties, on terms acceptable to us or at all; uncertainty surrounding timing of identifying drilling locations and necessary capital to drill such locations; the potential for down-spacing, infill or multi-lateral drilling in the Permian Basin or obstacles thereto; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; the completion and success of exploratory drilling on our properties; potential delays in the completion, commissioning and optimization schedule of Resolute’s facilities construction projects or any potential breakdown of such facilities; operating costs and other expenses of Resolute; the success of prospect development and property acquisition of Resolute; timing of installation of gathering and processing infrastructure in new areas of development, including Resolute’s dependence on third parties for such items; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; potential power supply interruptions, limitations or delays; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; adverse changes in government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection, fracing operations and venting/flaring; potential climate related change regulations; risks and uncertainties associated with horizontal drilling and completion techniques; the availability of water and our ability to adequately treat and dispose of water during and after drilling and completing wells; changes in derivatives regulation; developments in oil-producing and gas- producing countries; Resolute’s relationship with the Navajo Nation and the local communities in the areas in which Resolute operates; and cyber security risks. Actual results may differ materially from those contained in the forward looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review “Cautionary Note Regarding Forward Looking Statements” and “Item 1A - Risk Factors” and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition and development of unconventional oil and gas properties in the Delaware Basin portion of the Permian Basin of west Texas. For more information, visit www.resoluteenergy.com. The Company routinely posts important information about the Company under the Investor Relations section of its website. The Company's common stock is traded on the NYSE under the ticker symbol "REN."

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Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600, extension 1555

hbjuengling@resoluteenergy.com

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